Filed Pursuant to Rule 424(b)(5) Registration No. 333-248620
PROSPECTUS SUPPLEMENT (To the Prospectus dated September 15, 2020)

PINGTAN MARINE ENTERPRISE LTD.

4,000,000 Series A Convertible Preferred Shares
_____________________

We are offering 4,000,000 Series A Convertible Preferred Shares, par value $0.001 per share (“Series A Preferred Shares”), and the ordinary shares, par value $0.001 per share, issuable from time to time upon conversion of the Series A Preferred Shares, pursuant to this prospectus supplement and the accompanying prospectus.

Each Series A Preferred Share has a stated value of $1.10 per share and is convertible into ordinary shares at a conversion price equal to the lesser of (i) $2.00, subject to adjustment described herein, and (ii) 90% of the lowest VWAP (as defined herein) of the ordinary shares on a trading day during the ten trading days prior to the conversion date, but not lower than $0.44, subject to adjustment as described herein.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.” On January 7, 2021, the closing sale price of our ordinary shares was $1.87 per share. We do not intend to list the Series A Preferred Shares, nor do we expect the Series A Preferred Shares to be quoted, on any national securities exchange.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement, page 5 of the accompanying prospectus as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and under similar headings in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus for certain risks and uncertainties you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$1.00	$4,000,000
Placement agent fees(1)	$0.65	$260,000
Proceeds, before expenses, to us	$0.94	$3,740,000

____________

(1)      We have agreed to pay the placement agent a cash fee of 6.5% of the gross proceeds received by us from the sale of the Series A Preferred Shares in this offering and a number of warrants equal to 7.0% of the gross proceeds received by us from the sale of the Series A Preferred Shares in this offering divided by the closing price of the Company’s ordinary shares on January 7, 2021. See “Plan of Distribution” beginning on page S-14 for additional information regarding compensation payable to our placement agent.

We have retained Spartan Capital Securities, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Delivery of the Series A Preferred Shares will take place on or about January 8, 2021, subject to the satisfaction of certain conditions.

Placement Agent

SPARTAN CAPITAL SECURITIES, LLC

The date of this prospectus is January 7, 2021.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Series A Preferred Shares and the underlying ordinary shares. Before buying any of our Series A Preferred Shares offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

On September 4, 2020, we filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-248620) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on September 15, 2020. Under this shelf registration process, we may, from time to time, sell ordinary shares, preferred shares, debt securities, warrants and units, including this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Series A Preferred Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 15, 2020, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both parts of this document combined, together with all documents incorporated by reference.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering and the information incorporated or deemed to be incorporated by reference therein. We have not, and the placement agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus, were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The industry and market data and other statistical information contained herein or in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

S-ii

We are offering to sell, and are seeking offers to buy, Series A Preferred Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Series A Preferred Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Series A Preferred Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, all references in this prospectus supplement to “we,” “our”, “us”, “Pingtan”, or the “Company” refer to the business and operations of Pingtan Marine Enterprise Ltd. and its subsidiaries.

S-iii

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus supplement and the accompanying prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation:

•        the impact of the coronavirus (“COVID-19”) on the Company’s financial condition, business operations and liquidity;

•        the impact of COVID-19 on our customers and distributors;

•        anticipated growth and growth strategies;

•        need for additional capital and the availability of financing;

•        operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s vessels;

•        delays in deploying vessels;

•        our ability to successfully manage relationships with customers, distributors and other important relationships;

•        technological changes;

•        competition;

•        demand for our products and services;

•        the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; and

•        legislative or regulatory changes that may adversely affect our business.

You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. This prospectus supplement, the accompanying prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

S-iv

You should read this prospectus supplement, the accompanying prospectus and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-4 and page 5 of the accompanying prospectus, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and all other information incorporated by reference in this prospectus supplement and the accompanying prospectus. When used in this prospectus supplement and the accompanying prospectus, except where the context otherwise indicates, the terms “we,” “our”, “us”, “Pingtan”, or the “Company” refer to the business and operations of Pingtan Marine Enterprise Ltd. and its subsidiaries.

Company Overview

We are a marine enterprises group primarily engaging in ocean fishing through our operating subsidiary in the People’s Republic of China (“PRC”), Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd. (“Pingtan Fishing”). We harvest a variety of fish species with our owned and licensed vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. As of September 30, 2020, we owned 51 squid jigging vessels, 26 trawlers, 25 seine vessels, 13 drifters, 4 longline fishing vessels, and 2 transport vessels and had exclusive operating license rights to 20 drifters. Additionally, 1 transport vessel was in the modification and rebuilding stage and 1 new krill fishing vessel was in the building stage. Among the 143 vessels, 79 were located in international waters, 12 were located in the Bay of Bengal in India, 13 were located in the PRC, 37 were located in the Arafura Sea in Indonesia, 1 transport vessel was in the modification and rebuilding stage and 1 new krill fishing vessel was in the building stage.

We derive our revenue primarily from the sales of frozen seafood products. We market, sell and distribute products all over the PRC, including the Guangdong, Fujian and Zhejiang provinces. We sell our products directly to customers including processors, distributors, restaurant owners and exporters. We have established long-term relationships with a number of customers, who introduce new customers to us from time to time. We are party to an exclusive strategic cooperation agreement to sell our fish products directly to consumers online.

We catch nearly 30 different species of fish including squid, ribbon fish, croaker fish and cuttle fish. All of our catch is shipped back to PRC. Our fishing vessels transport frozen catch to cold storage warehouse at nearby onshore fishing bases. We then arrange periodic charted transportation ships to deliver frozen stocks to our cold storage warehouses located in one of the PRC’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.”

Corporate Information

Our principal executive offices are located at 18-19/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC, and our telephone number is +86 591 8727 1266. Our website address is www.ptmarine.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

THE OFFERING

Series A Preferred Shares offered by us

4,000,000 Series A Preferred Shares, par value $0.001 per share. This prospectus supplement also relates to the offering of initially approximately 2,376,000 ordinary shares issuable upon conversion of the Series A Preferred Shares, assuming a conversion price of $2.00 per share and including the guaranteed dividend.

Key Terms of Series A Preferred Shares

The Series A Preferred Shares have conversion rights, redemption rights and are entitled to a guaranteed dividend. See “Description of the Securities we are Offering — Series A Preferred Shares.” The Series A Preferred Shares also have certain liquidation preferences, rights to participate in future financings, and protective provisions. Except as otherwise provided in the certificate of designation for the Series A Preferred Shares (the “Certificate of Designation”) or required by law, the Series A Preferred Shares shall have no voting rights. See “Description of the Securities we are Offering — Series A Preferred Shares.”

Ordinary shares issued and outstanding immediately before this offering	79,302,428 shares.
Ordinary shares to be issued and outstanding immediately after the offering	81,678,428 shares, assuming the conversion of all Series A Preferred Shares offered hereby at a conversion price of $2.00 per share and including the guaranteed dividend.
Use of Proceeds

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and placement agent fees, will be approximately $3.43 million. We intend to use the net proceeds from this offering for working capital, general corporate purposes (including sales and marketing and the satisfaction of outstanding amounts payable to its vendors in connection with trade payables) and transaction expenses. We may also use a portion of the net proceeds from this offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we do not currently have any commitments with respect to any such acquisitions or investments.

See “Use of Proceeds” on page S-6 of this prospectus supplement.
Risk factors

See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying prospectus, and in the documents we file with the SEC that are incorporated by reference, including our Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, for a discussion of factors that you should consider before investing in our securities.

Nasdaq Capital Market symbol for ordinary shares

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.” We do not intend to list the Series A Preferred Shares, nor do we expect the Series A Preferred Shares to be quoted, on any national securities exchange.

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC.

Unless otherwise indicated, all information in this prospectus supplement relating to the number of ordinary shares outstanding immediately after the closing of this offering is based on 79,302,428 ordinary shares outstanding as of January 7, 2021 and does not take into account the 2,376,000 ordinary shares issuable upon conversion of the Series A Preferred Shares being offered by us in this offering, nor does it consider, as of January 7, 2021, 149,733 ordinary shares that may be issued upon exercise of the placement agent’s warrants at an exercise price per share of $1.87.

RISK FACTORS

Investing in our securities involves a high degree of risk. This prospectus supplement does not describe all of those risks. You should consider the risk factors described in this prospectus supplement under the caption “Risks Related to This Offering” below, as well as the those described under the caption “Risk Factors” in the accompanying prospectus, and in the documents incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 16, 2020, and in our most recent Quarterly Report on Form 10-Q, together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

If any of these risks occur, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our ordinary shares would likely decline and you may lose all or part of your investment. Share information set forth in these risk factors is as of the dates set forth herein or therein and unless otherwise indicated, does not give effect to the issuance of the securities in connection with this offering.

Risks Related to This Offering

We have broad discretion over the use of our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash, cash equivalents and marketable securities, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our securities. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending their use to fund operations, we may invest our cash, cash equivalents and marketable securities in a manner that does not produce income or that loses value.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

In addition, the sale of ordinary shares in this offering and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares, or the perception that those ordinary shares may be sold, will have on the market price of our ordinary shares.

There is no public market for the Series A Preferred Shares being offered in this offering.

There is no established public trading market for the Series A Preferred Shares being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Series A Preferred Shares on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series A Preferred Shares will be limited.

You will have no voting rights with respect to the Series A Preferred Shares except under limited circumstances.

You will have no voting rights with respect to the Series A Preferred Shares, except with respect to certain amendments to the rights, preferences or powers of the Series A Preferred Shares, the authorization, creation or increase of certain parity shares or shares ranking senior to the Series A Preferred Shares, or as otherwise required by law or the Certificate of Designation. This means that, except under such limited circumstances, you will not have the right to participate in any decisions regarding or affecting our Company or your investment, including the election of directors or any extraordinary events. Decisions on those matters could be made in a manner that materially and adversely affects your interests.

The Series A Preferred Shares are subject to certain mandatory and optional redemption rights.

The Series A Preferred Shares are subject to immediate cash redemption upon the occurrence of a bankruptcy triggering event. In addition, subject to any scheduled conversion, we will redeem all issued and outstanding Series A Preferred Shares on the one-year anniversary of the original issue date. We may also, subject to certain limitations, redeem, in cash, all or a portion of the Series A Preferred Shares upon ten business days’ prior written noticed. The price at which Series A Preferred Shares are redeemed vary, depending upon the type of redemption. See “Description of the Securities we are Offering — Series A Preferred Shares — Redemptions” for additional information regarding the optional and mandatory redemption rights with respect to our Series A Preferred Shares.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by an economic downturn, a volatile business environment or an unpredictable and unstable market. If equity and credit markets deteriorate, it may make any necessary equity, debt, or other financing more difficult to secure, more costly, more dilutive, and less favorable to existing shareholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon our business and clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget. There is a possibility that our stock price may decline, due in part to the volatility of the stock market and the general economic downturn.

USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and placement agent fees, will be approximately $3.43 million. We intend to use the net proceeds from this offering for working capital, general corporate purposes (including sales and marketing and the satisfaction of outstanding amounts payable to its vendors in connection with trade payables) and transaction expenses. We may also use a portion of the net proceeds from this offering to finance acquisitions of, or investments in, competitive and complementary businesses, products or services as a part of our growth strategy. However, we do not currently have any commitments with respect to any such acquisitions or investments.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from this offering as set forth above, we may use the net proceeds from this offering for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DIVIDEND POLICY

There were no dividends declared and paid during 2019. For the first three quarters during 2018 and each quarter during 2017, we declared and paid cash dividends of US $0.01 per ordinary share outstanding. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant. We can pay dividends only out of our profits or other distributable reserves and dividends or distribution will only be paid or made if we are able to pay our debts as they fall due in the ordinary course of business. Payment of future dividends, if any, will be at the discretion of the board of directors after taking into account various factors, including current financial condition, operating results, current and anticipated cash needs and regulations governing dividend distributions by wholly foreign owned enterprises in the PRC. See “Description of the Securities we are Offering — Series A Preferred Shares — Dividends” for a description of dividends payable to holders of Series A Preferred Shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Ordinary Shares

See “Description of Share Capital” starting on page 7 of the accompanying prospectus for a description of the material terms of our ordinary shares.

Series A Preferred Shares

See “Description of Share Capital” starting on page 7 of the accompanying prospectus, including “Description of Share Capital — Preferred Shares” starting on page 11 of the accompanying prospectus, for a description of the material terms of our preferred shares. The following is a brief summary of certain terms and conditions of the Series A Preferred Shares and is subject in all respects to the provisions in the Certificate of Designation. You should review a copy of the Certificate of Designation, which we file with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering, for a complete description of the terms and conditions applicable to such Series A Preferred Shares.

Designated Amount, Par Value and Stated Value

Our board of directors has designated 4,000,000 of our preferred shares as Series A Preferred Shares, par value $0.001 per share. Our Series A Preferred Shares have a stated value of $1.10 per share.

Ranking

Except to the extent that the holders of at least 2/3rds of the issued and outstanding Series A Preferred Shares expressly consent to the creation of parity shares (i.e., of pari passu rank to the Series A Preferred Shares in respect of the preferences as to dividends, distributions and payments upon a liquidation) or senior preferred shares (i.e., of senior rank to the Series A Preferred Shares in respect of the preferences as to dividends, distributions and payments upon a liquidation), all of our share capital shall be junior in rank to all Series A Preferred Shares with respect to the preferences as to dividends, distributions and payments upon a liquidation.

Dividends

Holders of Series A Preferred Shares are entitled to receive dividends on Series A Preferred Shares on the stated value of such Series A Preferred Share at a dividend rate equal to 8.0% per annum (the “Dividend Rate”), which shall be cumulative and shall continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends will be payable quarterly in arrears. At our sole election, and subject to certain conditions, we may pay dividends in part or in ordinary shares or cash.

Holders of Series A Preferred Shares are guaranteed dividends at the Dividend Rate for a period of one year from the anniversary of the original issue date. Any dividends that would have accrued with respect to the Series A Preferred Shares being redeemed or converted prior to such one-year anniversary will be accelerated and payable to the holders in connection with such conversion or redemption.

Liquidation

Upon any liquidation, holders of Series A Preferred Shares will be entitled to receive out of our assets, whether from capital or from earnings available for distribution to its shareholders, before any amount shall be paid to the holders of any junior shares, an amount per Series A Preferred Share equal to the stated value thereof plus any accrued but unpaid dividends thereon, including the guaranteed dividend; provided that if the liquidation funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and parity shares, then each such holder will receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holders of Series A Preferred Shares and parity shares as a liquidation preference, in accordance with their respective certificate of designation (or equivalent), as a percentage of the full amount of liquidation funds payable to all such holder of Series A Preferred Shares and parity shares.

Voting Rights

Except as otherwise provided in the Certificate of Designation or required by law, the Series A Preferred Shares shall have no voting rights.

Conversions

Optional Conversions.    Each Series A Preferred Share is convertible into ordinary shares, at the option of the holder, at a conversion price described below. This right to convert is limited by the beneficial ownership limitation described below.

Mandatory Conversions.    On each Monday following the 14th date after the original issue date, the Series A Preferred Shares shall be converted into ordinary shares at a rate equal to (i) the lesser of (x) $250,000 of the stated value of the Series A Preferred Shares per holder or (y) all remaining Series A Preferred Shares held by such holder, plus (ii) the number of additional Series A Preferred Shares as determined by such holder and as set forth in a conversion notice delivered by such holder to us by facsimile or other form of electronic delivery, until all Series A Preferred Shares held by such holder have been converted into ordinary shares or are no longer issued and outstanding. Mandatory conversions are subject to the limits set forth below, including the beneficial ownership limitation described below, and shall only occur so long as certain equity conditions described in the Certificate of Designation are fulfilled.

Conversion Price.    The conversion price for each Series A Preferred Share, as of any conversion date, shall be equal to the lesser of (i) $2.00, subject to adjustment described below, and (ii) 90% of the lowest VWAP (as defined below) of the ordinary shares on a trading day during the ten trading days prior to the conversion date, but not lower than $0.44, subject to adjustment as described below.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (i) if the ordinary shares are then listed or quoted on a trading market, the daily volume weighted average price of the ordinary shares for such date (or the nearest preceding date) on the trading market on which the ordinary shares are then listed or quoted as reported by Bloomberg L.P. or such other reputable service determined by Holder (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (ii) if OTCQB or OTCQX is not a trading market, the volume weighted average price of the ordinary shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (iii) if the ordinary share are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ordinary shares are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ordinary shares so reported, or (iv) in all other cases, the fair market value of an ordinary share as determined by an independent appraiser selected in good faith by the purchasers of a majority in interest of the securities then outstanding and reasonably acceptable to us, the fees and expenses of which shall be paid by us.

Failure to Timely Convert

If we fail to timely credit a holder’s (or its designees) balance account for such number of ordinary shares upon a conversion as a result of our negligence or willful misconduct, then in addition to other remedies available to a holder, we shall pay in cash to such holder an amount equal to 1% of the product of (i) the sum of the number of ordinary shares not issued to such holder, multiplied by (ii) the closing sale price of the ordinary shares on the applicable conversion date, and ending on the applicable share delivery deadline. Further, such holder, upon written notice to us, may void its notice of optional or mandatory conversion, if any, as applicable, with respect to, and retain or have returned, as the case may be, all, or any portion, of such Series A Preferred Shares that have not been converted; provided that the voiding of a notice of optional or mandatory conversion will not affect our obligations to make any payments that have accrued prior to the date of such notice.

In addition, if our transfer agent fails to timely credit a holder’s (or its designees) balance account in certain situations, then, in addition to all other remedies available to such holder, we shall, within three trading days after receipt of such holder’s request and in such holder’s discretion, either: (i) pay cash to such holder in an amount equal to such holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the ordinary shares so purchased or (ii) promptly honor our obligation to credit the balance account of such holder (or its designee) for the number of ordinary shares to which such holder is entitled upon such holder’s conversion hereunder and pay cash to such holder in an amount equal to the excess (if any) of the buy-in price over the product of (x) such number of ordinary shares multiplied by (y) the lowest closing sale price of the ordinary shares on any trading day during the period commencing on the date of the applicable conversion notice or mandatory conversion date and ending on the date of such issuance and payment under this clause (ii).

Beneficial Ownership Limitation

We shall not convert any Series A Preferred Shares, and a holder shall have no right to convert any portion of its Series A Preferred Shares, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the ordinary shares outstanding immediately after giving effect to such conversion. By written notice to us, a holder may increase or decrease such percentage to any other percentage not in excess of 9.99%. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Reservation of Shares

We will at all times reserve and keep available out of our authorized and unissued ordinary shares for the sole purpose of issuance upon conversion of the Series A Preferred Shares, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Series A Preferred Shares, not less than 300% of the aggregate number of ordinary shares as are issuable (taking into account adjustments) upon the conversion of all outstanding Series A Preferred Shares.

Certain Adjustments

Share Dividends and Share Splits.    If we pay a share dividend or otherwise make a distribution payable in ordinary shares on ordinary shares (or ordinary share equivalents), subdivide or combine issued and outstanding ordinary shares, or reclassify ordinary shares, the conversion price and floor price will be proportionately adjusted.

Fundamental Transaction.    If we merge or consolidate with or into another person, sell all or substantially all of our assets in one transaction or a series of related transactions, any tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of ordinary shares are permitted to tender or exchange their shares for other securities, cash or property, or we reclassify the ordinary shares or any compulsory share exchange pursuant to which the ordinary shares are effectively converted into or exchanged for other securities, cash or property, then, upon any subsequent conversion of the Series A Preferred Shares, the holders have the right to receive, for each ordinary share that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of one ordinary share.

Adjustment of Conversion Price.    If we issue or sell (or are deemed to have issued or sold) any ordinary shares for a consideration per share less than a price equal to the conversion price in effect immediately prior to such issuance or sale or deemed issuance or sale, then, immediately after issuance, the conversion price then in effect shall be reduced to an amount equal to the greater of such new consideration per share and $0.44.

Fractional Shares

No fractional shares will be issued upon conversion of the Series A Preferred Shares. Rather, at our election, we will either pay a cash adjustment in respect of such fractional amount or round up to the next whole share.

Redemptions

Our Redemption Option.    Subject to any scheduled mandatory or optional conversion and so long as there is no triggering event, we may redeem all or a portion of the Series A Preferred Shares outstanding upon ten business days’ prior written notice in cash at a price per Series A Preferred Share equal to the sum of the stated value plus all unpaid dividends on such Series A Preferred Shares, whether or not declared, including any unpaid guaranteed dividend. We may not redeem Series A Preferred Shares if a triggering event has occurred.

Mandatory Redemption.    Subject to any scheduled mandatory or optional conversion, we shall redeem all Series A Preferred Shares issued and outstanding on the one-year anniversary of the original issue date in cash at a price per Series A Preferred Share equal to the sum of the stated value plus all unpaid dividends, whether or not declared, including any unpaid guaranteed dividend.

Mandatory Redemption Upon Triggering Event.    Upon the occurrence of a triggering event with respect to Series A Preferred Shares, a holder may require that we redeem all or a portion of the Series A Preferred Shares in cash at a price per Series A Preferred Share equal to the greater of (i) the product of (A) sum of the stated value plus all unpaid dividends, whether or not declared, including any unpaid guaranteed dividend (the “Conversion Amount”), to be redeemed multiplied by (B) 110% and (ii) the product of (X) 110% of the Conversion Amount divided by the Alternate Conversion Price (defined below) with respect to the Conversion Amount in effect at such time as such holder delivers a triggering event redemption notice multiplied by (Y) the product of (1) 110% multiplied by (2) the greatest closing sale price of the ordinary shares on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date we make the entire required payment. Such right expires on the sixtieth trading day after the later of (A) the date such triggering event is cured and (B) the holder’s receipt of a triggering event notice by us.

“Alternate Conversion Price” means the lower of (i) the applicable conversion price as in effect on the applicable conversion date and (ii) the greater of (x) $0.44 and (y) 80% of the lowest VWAP of the ordinary shares on a trading day during the ten trading days prior to the applicable conversion date. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the ordinary shares during such period.

Mandatory Redemption upon Bankruptcy Triggering Event.    Notwithstanding any scheduled mandatory or optional conversion, upon any bankruptcy triggering event, we shall immediately redeem, in cash, each of the Series A Preferred Shares then outstanding at a redemption price equal to the product of (i) 110% multiplied by (ii) the greatest closing sale price of the ordinary shares on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date we make the entire payment. A holder may, in its sole discretion, waive such right.

Triggering Events

Each of the following shall constitute a triggering event:

•        any failure to pay any dividend, guaranteed dividend, buy-in price, redemption payment or other amounts as and when the same shall become due and payable under the Certificate of Designation and/or any of the other transaction documents;

•        we and/or any subsidiary fail to observe, perform and/or breach any material covenant, provision, or agreement contained in the Certificate of Designation or any of the other transaction documents, a breach by us of our obligations to deliver ordinary shares to the holders upon conversion of the Series A Preferred Shares, which failure is not cured, if possible to cure, within the earlier to occur of (i) five trading days after notice of such failure is sent to us and (ii) ten trading days after we have become or should have become aware of such failure;

•        a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the transaction documents, or (B) any other material agreement, lease, document or instrument to which we or any subsidiary is obligated;

•        any material representation or warranty made in any of the transaction documents or any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the holders shall be untrue or incorrect in any material respect as of the date when made or deemed made;

•        we or any significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) is be subject to a bankruptcy event;

•        we or any subsidiary default on any of our obligations under any mortgage, credit and/or loan agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $250,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

•        the suspension from trading or quotation of the ordinary shares, or the failure of the ordinary shares to be eligible for listing or quotation on a trading market for a period of five consecutive trading days;

•        we fail for any reason to deliver ordinary shares to a holder prior to the third trading day after a conversion date or otherwise, or we provide at any time notice to the holders, including by way of public announcement, of our intention to not honor requests for conversions of the Series A Preferred Shares;

•        we fail to file with the SEC any required reports under Section 13 or 15(d) of the Exchange Act, which failure is not cured, if possible to cure, prior to the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that we file a Form 12b-25 for such report;

•        we fail to maintain a sufficient number of authorized but unissued and otherwise unreserved ordinary shares for the issuance of 300% of all the shares then issuable pursuant to the Certificate of Designation and such failure is not cured within five trading days;

•        a final judgment(s) for the payment of money aggregating in excess of $250,000 are rendered against us and/or any of our subsidiaries, and which judgments are not, within thirty days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty days after the expiration of such stay; provided, however, any judgment that is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating such amount so long as we provide each holder a written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and we or such subsidiary will receive the proceeds of such insurance or indemnity within thirty days of the issuance of such judgment;

•        we fail to obtain all necessary approvals of the issue and sale of all ordinary shares issuable in connection with the Series A Preferred Shares and/or transaction documents, including, but not limited to, all ordinary shares to be issued as dividends and or otherwise, consistent with the rules and regulations of the principal trading market as of the original issue date;

•        the electronic transfer by us of ordinary shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

•        any change of control transaction occurs; and

•        the registration statement registering the Series A Preferred Shares and ordinary shares shall no longer be effective.

Negative Covenants

As long as any Series A Preferred Shares remain issued and outstanding, without the prior express consent of holders of at least 2/3rds of the issued and outstanding Series A Preferred Shares, we shall not, and shall not permit any of our subsidiaries to, directly or indirectly:

•        enter into, create, incur or suffer to exist any convertible or structured indebtedness of any kind;

•        amend our charter documents in any manner that materially and adversely affects any rights of the holder of Series A Preferred Shares (other than in connection with any reverse stock split reasonably required in order to satisfy any requirement for listing on a trading market);

•        repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of capital stock, except as permitted by the Certificate of Designation or a de minimis number of our ordinary shares or ordinary share equivalents, or any indebtedness, except for principal and interest payments as such terms are in effect as of the original issue date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any triggering event exists or occurs;

•        pay cash dividends or distributions on any junior shares;

•        issue any Series A Preferred Shares (other than as contemplated by the Certificate of Designation) or issue any other securities that would cause a breach or default under the Certificate of Designation, the securities purchase agreement or any other documents or agreement executed in connection with the transactions contemplated thereunder;

•        fail to maintain and preserve our existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by us or in which the transaction of our business makes such qualification necessary;

•        fail to take all action necessary or advisable to maintain all of the intellectual property rights that are necessary or material to the conduct of our business in full force and effect;

•        fail to maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to our properties (including all real properties leased or owned by us) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated;

•        enter into any transaction with an affiliate that would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of our disinterested directors (even if less than a quorum otherwise required for board approval); or

•        enter into any agreement with respect to any of the foregoing.

Market and Exchange Listing

The Series A Preferred Shares are a new series of securities and currently there is no market for the securities and we do not expect a market to develop. We do not intend to list the Series A Preferred Shares, nor do we expect the Series A Preferred Shares to be quoted, on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for our Series A Preferred Shares is American Stock Transfer & Trust Company, LLC, which is located at 6201 15th Avenue, Brooklyn, NY 11219, telephone: (718) 921-8311.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with an investor pursuant to which we will sell to such purchaser 4,000,000 Series A Preferred Shares. We negotiated the prices of the securities offered in this offering with the investor. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects for, the industry in which we compete, our past and present operations, and our prospects for future revenues.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type. We have also agreed to indemnify the investor against certain losses resulting from our breach of any of our representations, warranties, covenants or agreements made by us therein or in the related transaction documents, as well as under certain other circumstances described in the securities purchase agreement.

We currently anticipate that the closing of the sale of the Series A Preferred Shares offered pursuant to this prospectus supplement will take place, and we expect to deliver the Series A Preferred Shares that are purchased, on or about January 8, 2021. Upon written request to the Company, the applicable investor may elect to receive such Series A Preferred Shares in the form of one or more Series A Preferred Share certificates or in book-entry form. The obligations of the investor to close this offering are subject to certain conditions, including the absence of any material adverse change in our business and the receipt of customary letters and certificates.

We estimate the total offering expenses of this offering that will be payable by us will be approximately $306,000, which includes legal and printing costs and various other fees. At the closing, the transfer agent will credit the Series A Preferred Shares directly to the accounts of the investors.

We have retained Spartan Capital Securities, LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities.

In consideration for its placement agent services we have agreed (i) to pay the placement agent a cash fee of 6.5% of the gross proceeds received by us from the sale of the Series A Preferred Shares in this offering and (ii) to issue to the placement agent a number of warrants (the “Placement Agent Warrant”) to purchase our ordinary shares equal to the quotient obtained by 7.0% of the gross proceeds received by us from the sale of the Series A Preferred Shares in this offering divided by the closing price of the Company’s ordinary shares on January 7, 2021 or $1.87 per share. The Placement Agent Warrant shall be exercisable, in whole or in part, commencing on a date that is six months and one day after the closing and expiring on the five-year anniversary of the closing at an exercise price per share of $1.87.

Pursuant to FINRA Rule 5110(e), the Placement Agent Warrant and any ordinary shares issued upon exercise of the Placement Agent Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1.0% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to pay the placement agent up to $35,000 of reasonable out-of-pocket expenses incurred and up to $50,000 for fees and expenses of legal counsel, which shall be payable from the proceeds of the offering.

We have agreed to indemnify the placement agents against certain liabilities, including civil liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the placement agency agreement.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, such placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of our securities by such placement agent acting as principal. Under these rules and regulations, the placement agent:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing descriptions of the securities purchase agreement and placement agency agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the securities purchase agreement and placement agency agreement, a copy of which is attached as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering and are incorporated herein by reference.

LEGAL MATTERS

The validity of the Series A Preferred Shares offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of Pingtan Marine Enterprise Ltd. appearing in its Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.ptmarine.com and our investor relations website is located at http://ir.ptmarine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer from time to time any or all of the securities described in the registration statement up to a maximum aggregate price of $100,000,000. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities, reference is hereby made to the registration statement, including the attached exhibits. The registration statement may be reviewed at the SEC website address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement and the accompanying prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus are a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35192):

(a)     Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

(b)    Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 17, 2020 and November 9, 2020, respectively;

(c)     Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 12, 2020;

(d)    Our Current Reports on Form 8-K filed with the SEC on May 5, 2020, September 22, 2020, December 29, 2020 and January 7, 2021 (but excluding, in each case, the portions of such reports expressly noted as being furnished and not filed);

(e)     The description of our ordinary shares contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on May 25, 2011 (File No. 001-35192); and

(f)     All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of this offering.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement and accompanying prospectus are a part and prior to the effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and accompanying prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Pingtan Marine Enterprise Ltd.

18-19/F, Zhongshan Building A

No. 154 Hudong Road

Fuzhou, China 350001

(86) 591-8727-1266

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

PROSPECTUS

PINGTAN MARINE ENTERPRISE LTD.

$100,000,000

Ordinary shares
Preferred shares
Debt Securities

Warrants
Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate initial offering price of the securities will not exceed $100,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering. Our estimated net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.” On August 31, 2020, the closing sale price of our ordinary shares was $0.90. The aggregate market value of our outstanding voting common equity held by non-affiliates as of August 31, 2020 was $30,286,978. We have not sold any securities offered pursuant to General Instruction I.B.6. during the prior 12 calendar month period up to and including the date of this prospectus.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 5 of this prospectus and in the documents we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 15, 2020

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference in it, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934 as amended, or the Exchange Act. These statements may be made directly in this document or they may be made part of this document by reference to other documents filed with the SEC, which is known as “incorporation by reference.” You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “could,” “may” or other similar expressions in this prospectus or the documents incorporated by reference. Additionally, statements concerning future matters are forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, the impact of the coronavirus (COVID-19) on the Company’s financial condition, business operations and liquidity; the impact of COVID-19 on our customers and distributors; anticipated growth and growth strategies; need for additional capital and the availability of financing; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s vessels; delays in deploying vessels; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; and legislative or regulatory changes that may adversely affect our business. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the dates that such statements are made.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. For more information on the uncertainty of forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K and, to the extent applicable, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any applicable prospectus supplement.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus including financial statements and other information incorporated by reference into the prospectus, the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, including the risks discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any or all of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of these securities we will provide a prospectus supplement that contains specific information about the terms of that offering. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. In this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and a prospectus supplement, then you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and each applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement of which this prospectus is a part, including exhibits to that registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at http://www.sec.gov or at the SEC’s office mentioned under the heading “Where You Can Find More Information” below. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

Unless the context otherwise indicates, references in this prospectus to “we,” “our”, “us”, “Pingtan”, or the “Company” refer to the business and operations of Pingtan Marine Enterprise Ltd. and its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.

Our Business

We are a marine enterprises group primarily engaging in ocean fishing through our wholly-owned operating subsidiary in the People’s Republic of China (“PRC”) and variable interest entity, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. We harvest a variety of fish species with our owned and licensed vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. As of June 30, 2020, we own 51 squid jigging vessels, 26 trawlers, 25 seine vessels, 13 drifters, 4 longline fishing vessels, and 2 transport vessels and had exclusive operating license rights to 20 drifters. Additionally, 1 transport vessel was in the modification and rebuilding stage and 1 new krill fishing vessel was in the building stage.

We derive our revenue primarily from the sales of frozen seafood products. We market, sell and distribute products all over China, including the Guangdong, Fujian and Zhejiang provinces. We sell our products directly to customers including processors, distributors, restaurant owners and exporters. We have established long-term relationships with a number of customers, who introduce new customers to us from time to time. We are party to an exclusive strategic cooperation agreement to sell our fish products directly to consumers online.

We catch nearly 30 different species of fish including squid, ribbon fish, croaker fish and cuttle fish. All of our catch is shipped back to PRC. Our fishing vessels transport frozen catch to cold storage warehouse at nearby onshore fishing bases. We then arrange periodic charted transportation ships to deliver frozen stocks to our cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

Our principal executive offices are located at 18-19/F, Zhongshan Building A, No. 154 Hudong Road, Fuzhou, PRC, and our telephone number is +86 591 8727 1266. Our website address is www.ptmarine.com. The information on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PME.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. The SEC also maintains an Internet web site that contains reports, proxy, and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.ptmarine.com and our investor relations website is located at http://ir.ptmarine.com. We make available free of charge, on or through our investor relations website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

This prospectus constitutes part of a registration statement we filed with the SEC under the Securities Act. Under the registration statement, we may offer from time to time any or all of the securities described in the registration statement up to a maximum aggregate price of $100,000,000. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities, reference is hereby made to the registration statement, including the attached exhibits. The registration statement may be reviewed at the SEC website address set forth above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35192):

•        Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020;

•        Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020 and June 30, 2020 filed with the SEC on May 11, 2020 and August 17, 2020, respectively;

•        Our Current Report on Form 8-K filed with the SEC on May 5, 2020 (but excluding the portions of such reports expressly noted as being furnished and not filed);

•        The description of our ordinary shares contained in the registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description, filed pursuant to Section 12(b) of the Exchange Act initially on May 25, 2011 (File No. 001-35192); and

•        All documents filed by us under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

We also incorporate by reference any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Notwithstanding the foregoing statements, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request, orally or in writing, of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to Investor Relations as follows:

Pingtan Marine Enterprise Ltd.
18-19/F, Zhongshan Building A
No. 154 Hudong Road
Fuzhou, China 350001
(86) 591-8727-1266

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, in addition to the other information in this prospectus, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as revised or supplemented by our quarterly reports on Form 10-Q and, to the extent applicable, our current reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered under this prospectus for general corporate purposes. These purposes may include working capital, repaying, reducing or refinancing indebtedness, financing acquisitions of other companies that we believe will add to and/or expand our service offerings, repurchasing or redeeming our securities, investments, and capital expenditures.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we may use the net proceeds of an offering to reduce our short-term indebtedness or for temporary investments, or we may hold the net proceeds in deposit accounts we maintain at one or more depository institutions. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

DESCRIPTION OF SHARE CAPITAL

The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our amended and restated memorandum and articles of association, a copy of which has been filed with the SEC, and the applicable provisions of the Companies Law (2020 Revision), as amended (the “Companies Law”).

General

The Company’s authorized share capital consists of 125,000,000 ordinary shares of par value US$0.001 each, of which 79,055,053 shares were issued and outstanding as of August 31, 2020 and 5,000,000 preferred shares of par value of US$0.001 each, of which no shares are issued and outstanding.

All of our issued shares are fully paid and non-assessable. Our shares are issued in registered form, and are issued when registered in our register of members. Each holder of our shares will be entitled to receive a certificate in respect of such shares only if our board of directors resolves that the share certificates shall be issued. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. We may not issue shares to bearer.

Dividends

The holders of our shares are entitled to such dividends as may be declared by our board of directors. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Under Cayman Islands law, a Cayman Islands company may pay a dividend only out of either profit or share premium account, provided that in no circumstance may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding at least ten percent of the shares given a right to vote at the meeting, present in person or by proxy or if a poll is required by the rules of the Nasdaq Stock Market.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy, or in the case such shareholders are a corporation, by their respective authorized representative, at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy, or in the case such shareholders are a corporation, by their respective authorized representative, at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares, and cancelling any authorized but unissued shares.

Cayman Islands law does not prohibit cumulative voting, but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Transfers of Shares

Subject to the restrictions contained in our amended and restated memorandum and articles of association, any of our shareholders may transfer all or any of his, her or its shares by an instrument of transfer in writing and in any usual or common form or in a form prescribed by the Nasdaq Stock Market or in any other form as our directors may approve and executed by or on behalf of the transferor (and, if required by our directors, by or on behalf of the transferee).

Our board of directors may, in their absolute discretion, decline to register any transfer of shares without giving any reason.

If our board of directors refuses to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferee notice of such refusal.

Liquidation

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

The liquidator may, with the sanction of a special resolution of our shareholders, divide amongst the shareholders in species or in kind the whole or any part of the assets of our company, and may for that purpose value any assets and determine how the division shall be carried out as between our shareholders or different classes of shareholders.

We are a “limited liability” company incorporated under the Companies Law, and under the Companies Law, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our amended and restated memorandum of association contains a declaration that the liability of our members is so limited.

Preemptive Rights

The particular terms of any preemptive rights will be described in the applicable prospectus supplement.

Calls on Shares and Forfeiture of Shares

Subject to the terms of the allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, in such manner as our board of directors may deem fit. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than three-quarters of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we shall hold a general meeting as our annual general meeting each year and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by our directors and if no other time and place prescribed by them, it shall be held at the registered office of the Company on the second Wednesday in December of each year at 10 o’clock in the morning.

Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors, chief executive officer or the chairman of our board of directors. Advance notice of at least ten days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles or association allow our shareholders holding shares representing in aggregate, not less than ten percent in par value of the capital of our company which carries the right of voting at general meetings, to requisition an extraordinary general meeting of our company, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

The quorum at any general meeting is two members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative shall be a quorum unless the Company has only one member entitled to vote at such general meeting in which case the quorum shall be that one member present in person or by proxy.

Election and Removal of Directors

Our amended and restated memorandum and articles of association provide that, unless otherwise determined by our company in general meeting, our board will consist of not less than two directors.

The board is divided into three classes: Class A, Class B and Class C and the number of directors in each class shall be as nearly equal as possible. At each annual general meeting, Directors are elected for a term of office to expire at the third succeeding annual general meeting. Additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office. All directors shall hold office until the expiration of their respective terms of office and until their successors have been elected and qualified. A Director elected to fill a vacancy resulting from death, resignation, removal of a Director shall serve for the remainder of the full term of the Director who death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board, but so that the number of directors so appointed will not exceed any maximum number stipulated in our amended and restated memorandum and articles of association, or as may be determined from time to time by the members in general meeting.

Our shareholders may also appoint any person to be a director by an ordinary resolution.

A director may be removed with or without cause by an ordinary resolution of our shareholders passed at a general meeting.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally , (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing to our company, (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated, or (v) is all the other directors (being not less than two in number) resolve that he should be removed as a director.

Proceedings of Board of Directors

Our amended and restated memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be two or more directors.

Our amended and restated memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to borrow money and to mortgage or charge our company’s undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Our amended and restated memorandum and articles of association provide that our Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of our company or any of them shall be open to the inspection of shareholders not being Directors.

Changes in Capital

Our shareholders may from time to time by ordinary resolution:

•        increase our share capital by such sum, as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the resolution shall prescribe;

•        consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•        divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively as preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination in general meeting may be determined by our directors;

•        sub-divide our existing shares, or any of them into shares of a smaller amount than is fixed by the amended and restated memorandum of association or into shares without par value; or

•        cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Our shareholders may by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital and any capital redemption reserve in any manner permitted by law.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company as a general rule and a derivative action may ordinarily not be brought by a minority shareholder. However, based on English authority, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a)     an act which is ultra vires or illegal and is therefore incapable of ratification by the shareholders,

(b)    an act which constitutes a fraud against the minority where the wrongdoers are themselves in control of the company, or

(c)     an act which requires a resolution with a qualified (or special) majority (i.e. more than a simple majority) which has not been obtained.

Indemnification

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide each Director, agent or officer of the Company shall be indemnified out of assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such Director, agent or officer.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees providing for indemnification to the fullest extent permitted by Cayman Islands law and, in certain respects, the indemnification agreements may provide greater protection than that specifically provided for by Cayman Islands law. The indemnification agreements will not provide indemnification for, among other things, conduct which is found to be knowingly fraudulent or deliberately dishonest, or for willful misconduct. We also intend to obtain policies that insure our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may pay amounts for which we have granted indemnification to the directors or officers.

We currently carry and intend to continue to carry liability insurance for our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted with respect to our directors or officers or persons controlling us under the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Power to Issue Shares

Our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Our Transfer Agent

The transfer agent for our securities is American Stock Transfer & Trust Company, LLC, which is located at 6201 15th Avenue, Brooklyn, NY 11219, telephone: (718) 921-8311.

Listing

Our ordinary shares are currently listed for trading on the Nasdaq Capital Market under the symbol “PME.”

Preferred Shares

The following is a description of general terms and provisions of the preferred shares not otherwise referenced above. The particular terms of any series of preferred shares, including redemption of preferred shares while there is any arrearage in the payment of dividends, will be described in the applicable prospectus supplement.

All of the terms of the preferred shares are, or will be, contained in resolutions passed by our board of directors, which will be filed with the SEC at or prior to the time of issuance of the series of the preferred shares.

We are authorized to issue up to 5,000,000 preferred shares, par value US$0.001 per share. As of August 31, 2020, no preferred shares were issued and outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to issue one or more series of preferred shares.

The board of directors is authorized to determine, for each series of preferred shares, and the prospectus supplement will set forth with respect to the series the following information:

•        the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred shares;

•        the number of shares in any series;

•        whether dividends on that series of preferred shares will be cumulative;

•        the dividend rate (or method for determining the rate);

•        any liquidation preference per share of that series of preferred shares;

•        any conversion provisions applicable to that series of preferred shares;

•        any redemption or sinking fund provisions applicable to that series of preferred shares;

•        any voting rights of that series of preferred shares; and

•        the terms of any other preferences or rights applicable to that series of preferred shares.

The preferred shares, when issued, will be fully paid and non-assessable.

Dividends

Holders of preferred shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the prospectus supplement. Generally, no dividends will be declared or paid on any series of preferred shares unless full dividends for all series of preferred shares, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred shares will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred shares bear to aggregate accrued dividends for all issued and outstanding shares of preferred shares. In addition, generally, unless all dividends on the preferred shares have been paid, no dividends will be declared or paid on our ordinary shares and we may not redeem or purchase any or our ordinary shares.

Payment of dividends on any series of preferred shares may be restricted by loan agreements, indentures and other transactions we may enter into.

Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred shares will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred shares will be entitled to receive these amounts before any distribution is made to the holders of ordinary shares. If the amounts payable with respect to preferred shares are not paid in full, the holders of preferred shares will share ratably in any distribution of assets based upon the aggregate liquidation preference for all issued and outstanding shares for each series. After the holders of shares of preferred shares are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

Voting

Generally, the holders of preferred shares will not be entitled to vote except as set forth in the prospectus supplement, our amended and restated memorandum and articles of association or as otherwise required by law.

No Other Rights

The shares of a series of preferred shares will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth in the prospectus supplement, our amended and restated memorandum and articles of association or as otherwise required by law.

Transfer Agent and Registrar

The transfer agent for each series of preferred shares will be designated in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms (which terms have not currently been determined and are not currently known) of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture will not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•        the title of the series of debt securities;

•        any limit upon the aggregate principal amount that may be issued;

•        the maturity date or dates;

•        the form of the debt securities of the series;

•        the applicability of any guarantees;

•        whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•        provisions restricting the declaration of dividends or additional debt;

•        whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•        if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•        the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•        our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•        if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•        the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•        the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•        any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•        whether the debt securities of the series shall be issued in whole or in part in the form of a capital security or securities;

•        the terms and conditions, if any, upon which such capital security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such capital security or securities;

•        if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•        if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•        additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•        additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•        additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•        additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•        additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•        the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•        whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•        the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•        any restrictions on transfer, sale or assignment of the debt securities of the series; and

•        any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities or other property or assets. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities or units of other property or assets that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•        if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•        if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•        if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•        if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•        the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•        subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•        the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•        the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•        the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•        to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•        to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale;”

•        to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•        to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•        to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•        to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•        to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•        to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•        to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•        extending the fixed maturity of any debt securities of any series;

•        reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•        reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

 Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•        provide for payment;

•        register the transfer or exchange of debt securities of the series;

•        replace stolen, lost or mutilated debt securities of the series;

•        pay principal of and premium and interest on any debt securities of the series;

•        maintain paying agencies;

•        hold monies for payment in trust;

•        recover excess money held by the trustee;

•        compensate and indemnify the trustee; and

•        appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture will provide that we may issue debt securities of a series in temporary or permanent capital form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or

DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in capital form and as book-entry, a description of terms relating thereto will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to capital securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to capital securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•        issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•        register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer. The applicable prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants from time to time in one or more series for the purchase of our ordinary shares or preferred shares or warrants to purchase debt securities or any combination of those securities. Warrants may be issued independently or together with any shares of ordinary shares or shares of preferred shares or offered by any prospectus supplement and may be attached to or separate from ordinary shares or preferred shares. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the applicable prospectus supplement. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

Terms.    If we offer warrants, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•        the title of the warrants;

•        the total number and offering price of warrants;

•        the number of shares of ordinary shares or preferred shares purchasable upon exercise of the warrants and the price at which such securities may be purchased upon exercise;

•        if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•        in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•        the date on and after which the warrants and related ordinary shares or preferred shares will be separately transferable;

•        the date on with the right to exercise the warrants will commence and the date on which this right will expire;

•        the minimum and maximum about of the warrants which may be exercised at any one time;

•        the terms of any rights to redeem or call the warrants;

•        any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•        a discussion of federal income tax, accounting and other special consideration, procedures and limitations relating to the warrants; and

•        any other terms of the warrants including terms, procedures and limitations related to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of ordinary shares or shares of preferred shares purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares ordinary shares or preferred shares purchasable upon such exercise or to exercise any applicable right to vote, and in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants.    Each warrant will entitle the holder to purchase a number of shares of ordinary shares or shares of preferred shares at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of ordinary shares or shares of preferred shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of ordinary shares or shares of preferred shares purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF UNITS

In this section, we describe the general terms and provisions of the units that we may offer. The applicable prospectus supplement will describe the specific terms of the units offered through that prospectus supplement and any general terms outlined in this section that will not apply to those units.

We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; the offering price of the units; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; whether the units will be issued in fully registered or capital form; and a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the units.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

General

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•        directly to one or more purchasers;

•        through one or more agents;

•        to or through underwriters, brokers or dealers;

•        through a block trade, in which a broker or dealer engaged to handle the block trade will attempt to sell the securities as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•        through a combination of any of these methods.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be affected from time to time in one or more transactions, including public offerings or privately negotiated transactions, either:

•        at a fixed price or prices, which may be changed;

•        at market prices prevailing at the time of sale;

•        at prices related to the prevailing market prices; or

•        at negotiated prices.

We will set forth in a prospectus supplement with respect to each offering of securities by us the particular terms of that offering, including:

•        the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•        the offering or purchase price of the offered securities and the net proceeds we will receive from the sale;

•        any over-allotment options under which underwriters may purchase additional securities from us;

•        any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•        any delayed delivery arrangements;

•        any discounts or concessions allowed or reallowed or paid to dealers; and

•        any securities exchange or markets on which the offered securities may be listed.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any profits realized by them on resale of the securities and the compensation received by them from us may be treated as underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities under the Securities Act and Rule 10b-5 under the Exchange Act. We will make copies of this prospectus and the applicable prospectus supplement available to selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Underwriters

If underwriters are used to sell the offered securities, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. In a firm commitment underwriting, the underwriters will be obligated to purchase all of the offered securities if they purchase any of the offered securities. The underwriters may change from time to time any initial offering price and any discounts or concessions that the underwriters allow, reallow or pay to dealers.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Agents

We may designate agents to sell the offered securities. If an agreement is reached with an agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the agent will try to sell such securities on the agreed terms. Unless otherwise specified in the prospectus supplement for any particular offering of securities, each agent will agree to use its best efforts to solicit purchases of the offered securities for the period of its appointment or to sell the offered securities on a continuous basis.

An agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering, as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities, or sales made to or through a market maker other than on an exchange. An agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

Direct Sales

We may sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement, which will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Indemnification

We may make agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute payments that the underwriters, dealers or agents may be required to make as a result of those civil liabilities.

Other Relationships

Underwriters, dealers and agents, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses. This includes commercial banking and investment banking transactions. In connection with the distribution of the offered securities, we may enter into swap or other hedging transactions with, or arranged by, the underwriters, dealers or agents, or their affiliates. These underwriters, dealers or agents, or their affiliates, may receive compensation, trading gain or other benefits from these transactions. We will describe any such relationship in any prospectus supplement naming such underwriter, dealer or agent.

Stabilization Activities

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities listed on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of offered securities will be a new issue with no established trading market, other than our ordinary shares, which is listed on the Nasdaq Capital Market. Any shares of ordinary shares offered hereunder will be listed on the Nasdaq Capital Market, or such other exchange or market on which the ordinary shares is listed at the time of such offering. We may elect to list any other class or series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Compensation

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Alston & Bird LLP and Maples and Calder (Hong Kong) LLP.

EXPERTS

The consolidated financial statements of Pingtan Marine Enterprise Ltd. appearing in its Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

4,000,000 Series A Convertible Preferred Shares

PINGTAN MARINE ENTERPRISE LTD.

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PROSPECTUS SUPPLEMENT

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January 7, 2021

Placement Agent

SPARTAN CAPITAL SECURITIES, LLC